Exhibit 15.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561

March 27, 2015

Dear Sirs/Madams:

We have read Item 16F of Nordic American Offshore Ltd's Form 20-F dated March 27, 2015, and have the following comments:

1.	We agree with the statements made in the first, second, third, fourth and fifth paragraphs of Item 16F.

2.	We have no basis on which to agree or disagree with other statements of the registrant contained therein.

Yours truly,

/s/ Deloitte AS
Oslo, Norway